Exhibit 99.6

April 22, 2019

DouYu International Holdings Limited (the “Company”)

Building F4, Optical Valley Software Park

Guanshan Avenue

Donghu Development Area, Wuhan, 430073

The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 22, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Zhi Yan
Name: Zhi Yan